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Statement Pursuant to Section 1350(a) of title 18, United States Code

The undersigned, Peter R. Kann and Christopher W. Vieth, certify that:

(1) The Annual Report on Form 10-K of Dow Jones & Company, Inc. (the "Company") for the Fiscal Year Ended December 31, 2003 (the "Form 10-K"), which is being filed today with the Securities and Exchange Commission, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934.

(2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Peter R. Kann
------------------------
Peter R. Kann
Chief Executive Officer,
Dow Jones & Company, Inc.
Dated:  March 5, 2004


/s/Christopher W. Vieth
--------------------------
Christopher W. Vieth
Chief Financial Officer,
Dow Jones & Company, Inc.
Dated:  March 5, 2004

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